Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-4 No. 333-140195) of Expedia, Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-127324) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, the Expedia, Inc. 401(k) Retirement Savings Plan, and the Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors of Expedia, Inc., and

(3)	Registration Statement (Form S-4/A No. 333-124303-01) of Expedia, Inc.;
of our reports dated February 26, 2007, with respect to the consolidated financial statements of Expedia, Inc., Expedia, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Expedia, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Seattle, Washington
February 26, 2007